Exhibit 5.1

May 24, 2021

Day One Biopharmaceuticals Holding Company, LLC.

395 Oyster Point Blvd., Suite 217

South San Francisco, CA 94080

Day One Biopharmaceuticals, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-255754) (the “Registration Statement”) initially filed by Day One Biopharmaceuticals Holding Company, LLC, a Delaware limited liability company (the “LLC”), with the Securities and Exchange Commission (the “Commission”) on May 4, 2021, as subsequently amended on May 24, 2021, in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of the issuance of an aggregate of 9,660,000 shares of Common Stock, par value $0.0001 per share (the “Stock”), of Day One Biopharmaceuticals, Inc. (together with LLC, the “Company”), a Delaware corporation to be formed upon the statutory conversion of the LLC from a Delaware limited liability company into a Delaware corporation (the “Conversion”).

In connection with our opinion expressed below, we have examined originals or copies of the underwriting agreement pursuant to which the Stock will be sold to the underwriters (the “Underwriting Agreement”), the Registration Statement, the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the form of the Company’s certificate of incorporation, as amended to date, to be effective upon the completion of the Conversion (the “Certificate”),the form of the Company’s bylaws, as amended to date, to be effective upon the completion of the Conversion (the “Bylaws”), the form of the plan of conversion of the Company to be filed with the Secretary of State of the State of Delaware in connection with the Conversion (the “Plan of Conversion”), certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders and members, as the case may be, relating to the Registration Statement, the Certificate and the Bylaws, and the Plan of Conversion, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate regarding the LLC issued by the Secretary of State of the State of Delaware and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

In connection with our opinion expressed in the paragraph below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act that the registration will apply to the offer and sale of such shares of Stock and will not have been modified or rescinded, that the Plan of Conversion will have been duly filed with, and accepted by, the Secretary of State of the State of Delaware and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, we are of the opinion that 9,660,000 shares of Stock have been duly authorized for issuance and, following effectiveness of the Conversion, when the Stock is issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Stock will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

2